ASSUMPTION AGREEMENT


	AGREEMENT made as of April 28, 2017 between Principal Management Corporation ("PMC") and Principal Global
Investors, LLC ("PGI"), each an indirect, wholly-owned subsidiary of Principal Financial Group, Inc.

	WHEREAS, Principal Funds, Inc. is registered as an open-end management investment company under the Investment
Company Act of 1940, as amended (the "1940 Act");

	WHEREAS, PMC has been appointed as investment advisor to every series of Principal Funds, Inc. (each a "Fund" and together, the "Funds") pursuant to an Amended and Restated
Management Agreement dated September 14, 2016, as amended
(the "Investment Advisory Agreement");

	WHEREAS, PMC will merge with and into PGI on or about May 1, 2017 (the foregoing referred to as the "Merger");

	WHEREAS, the Merger will not result in any changes to the personnel or investment operations with respect to the Funds;
and

	WHEREAS, PMC and PGI now desire to have PGI assume
PMC's rights and responsibilities with respect to the Funds pursuant to the Investment Advisory Agreement.

	NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

      1.	PGI shall assume all rights and responsibilities of
PMC under the Investment Advisory Agreement with respect to
the Funds upon the completion of the Merger.
      2.	PGI and PMC hereby represent that (i) the
management and personnel of PMC responsible for providing
investment advisory services to the Funds under the Investment Advisory Agreement, including the portfolio managers and the supervisory personnel, are or will be staff or associated persons of PGI, in which capacity they will continue to provide such services for the Funds, and (ii) PGI and PMC are each indirect wholly-
owned subsidiaries of Principal Financial Group, Inc.  PGI and
PMC believe that the assumption affected by this Assumption Agreement does not involve a change in actual control or actual management with respect to the investment adviser of the Funds.
      3.	The parties hereby agree that this Assumption
Agreement shall be attached to and made a part of the Investment Advisory Agreement.
[Signature Page Follows]





			IN WITNESS WHEREOF, the parties
hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


PRINCIPAL
MANAGEMENT
CORPORATION


By:  	/s/ Adam Shaikh

	(Authorized Officer)

Name: 	Adam Shaikh


Title: 		Counsel




By:  	/s/Jennifer Block

	(Authorized Officer)

Name: 	Jennifer Block


Title: 		Counsel




PRINCIPAL GLOBAL
INVESTORS, LLC


By: 	/s/Barbara A.
McKenzie

	(Authorized Officer)

Name: 	Barbara
McKenzie


Title: 		Sr. Exec Dir-
Investments



By:  	/s/Thomas Pospisil

	(Authorized Officer)

Name: 	Thomas
Pospisil


Title: 		Assistant
General Counsel